Exhibit 10.3

CONFIDENTIAL TREATMENT REQUESTED – CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

*** INDICATES CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.

MASTER LICENSE AGREEMENT

This Master License Agreement (“Agreement”) is made and entered into                      (“Effective Date”) by and between Virage Logic Corporation (“Virage Logic”), a Delaware corporation, with offices at 47100 Bayside Parkway, Fremont, California 94538 USA, and NXP B.V. (“Licensee”), a Dutch besloten venootshap, with offices at High Tech Campus 60, 5656 AG Eindhoven, The Netherlands.

This Agreement is a master license agreement that will govern the license of certain Virage Logic semiconductor intellectual property and other technology by Virage Logic to Licensee. Such licensed semiconductor intellectual property and technology will be listed in schedule(s) (“Program Schedule(s)”), which may be added hereto from time to time upon mutual execution of such Program Schedule(s).

1. DEFINITIONS AND REFERENCES.

1.1 Definitions. Any capitalized term used in this Agreement but not defined herein shall have the meaning ascribed thereto in the Asset Purchase Agreement dated as of October 9, 2009 (the “Asset Purchase Agreement”), between Virage Logic and Licensee.

(a) “AMD Products” has the meaning set forth in Section 11 of Program Schedule No. 001 to this Agreement.

(b) “Bounding Box IP” means a representation of an IP Block as a function where only external connections are described without any visibility into, or description of, the actual circuit, including source code, circuit diagrams and GDSII representations, such that a receiver of the Bounding Box IP will be able to verify the functionality of the relevant IP Block and make an integrated circuit design using such Bounding Box IP but will not be able to maintain or make or have made derivative works of the IP Block that is so represented.

(c) “Divested Company” has the meaning set forth in the Intellectual Property Transfer and License Agreement, dated as of [ ], 2009 (the “IPTLA”), between Virage Logic and Licensee.

(d) “High-Level IP Block” has the meaning set forth in the IPTLA.

(e) “Intellectual Property Rights” means Patents, copyrights, database rights, mask work rights, semiconductor rights, design rights, trade secret rights, and all analogous and other similar rights existing under the laws of any jurisdiction in the world, and all applications and registrations for the foregoing, but specifically excluding Trademarks.

(f) “IP Block” has the meaning set forth in the IPTLA.

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(g) “Licensed Material(s)” means the semiconductor and other intellectual property licensed in a Program Schedule, including documentation and any and all updates, replacements, and enhancements that Virage Logic delivers to Licensee.

(h) “Licensee Product” means any Covered Product manufactured by or on behalf of Licensee (or any permitted sublicensee) that includes, embodies or incorporates, in whole or in part, any of the Licensed Materials.

(i) “Patents” has the meaning set forth in the IPTLA.

(j) “Roadmap” shall mean the product roadmap of a Divested Company as of the date of divestment; provided that such roadmap is relevant only to the business of such Divested Company as conducted, or as reasonably anticipated to be conducted, by such Divested Company at the time of divestment, is independent of the existing products and/or roadmap of the entity acquiring such Divested Company and does not include products in anticipation of or in connection with such divestment.

(k) “Tape-Out” means the start of fabrication (whether metal mask or full mask) of silicon in the silicon foundry.

(l) “US/Netherlands Treaty” means the Convention Between the United States of America and the Kingdom of the Netherlands for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes and Income, as amended and as in effect as of the date of this Agreement.

(m) “Virage Logic Competitors” means the Persons listed or otherwise described on Exhibit A hereto.

1.2 References. Any reference in this Agreement to a license granted to Licensee shall be deemed to incorporate the same license to any of Licensee’s Affiliates, and any reference to Licensee hereunder shall also be deemed a reference to Licensee’s Affiliates. Any reference in this Agreement to a liability or obligation of Licensee shall be deemed to incorporate an obligation on the part of Licensee to procure that the relevant liability is discharged or obligation is performed by any of the relevant members of Licensee’s Affiliates, subject to the terms set out in this Agreement. Whenever used in this Agreement, the words “include”, “includes” and “including” and variations thereof shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation.”

2. LICENSE GRANTS.

2.1 License Grants. (a) Virage Logic hereby grants to Licensee, subject to the terms and conditions of this Agreement and the restrictions stated in the pertinent Program Schedule(s) and except as otherwise expressly provided in the pertinent Program Schedule(s), a non-exclusive, non-terminable, non-transferable (except as set forth in Section 10.3), fee-bearing, worldwide license, without the right to sublicense except as expressly set forth in Sections 2.1(b), (c) and (d) below, to and under the Licensed Materials and the Intellectual Property Rights embodied therein:

(i)(w) use, have used, reproduce and have reproduced instantiations of the Licensed Materials; (x) manufacture, have manufactured, make, have made, design, have designed and use Licensee Products; (y) offer to sell, sell, have sold, import, have imported,

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export, have exported, distribute or otherwise dispose of IC Products included in such Licensee Products; and (z) offer to license, have licensed and license, import, have imported, export, have exported, copy and have copied High-Level IP Blocks or any software included in such Licensee Products;

(ii) distribute Licensed Materials: (i) in GDSII data format to semiconductor manufacturers solely for the purpose of enabling such manufacturers to manufacture IC Products for Licensee, and (ii) as incorporated into physical implementations of Licensee’s IC Products as reduced to silicon;

(iii) use any Licensed Materials licensed hereunder as stated in the pertinent Program Schedule(s); and

(iv) make a reasonable number of back-up copies of the Licensed Materials solely for backup, contingency, archival and other non-revenue purposes.

For the avoidance of doubt, all “have” rights set forth in this Section 2.1 are limited to the right to have third parties, including contract manufacturers, use such rights solely on behalf of Licensee or any permitted sublicensee.

(b) Subject to the restrictions set forth in the pertinent Program Schedule, Licensee shall have the right to sublicense, without the right to further sublicense: (i) all or part of the rights set forth in clause (a) above solely with respect to *** to third parties (x) for such third parties to use, have used, modify, have modified, improve, have improved, create and have created derivative works of such ***, manufacture, have manufactured, make, have made, design, have designed and use ***, and to offer to sell, have sold, import, have imported, export, have exported, distribute or otherwise dispose of *** subject to the restrictions and payment and other obligations set forth in the pertinent Program Schedule (it being understood that any such sublicense shall not include the right to *** and (y) any such sublicense shall be subject to the restrictions set forth in Section 2.1(c) below; and (ii) all or part of the rights granted in clause (a) above in connection with, or for the purpose of, ***. In no event shall Virage Logic have any obligation to provide support or maintenance of any kind to any sublicensee beyond that explicitly contracted for between Virage Logic and such sublicensee in a separate agreement between Virage Logic and such sublicensee.

(c) Each sublicense granted under Section 2.1(b)(i) above shall be subject to a written sublicense agreement under which the applicable sublicensee shall agree to the scope of sublicense and the restrictions and other obligations set forth in this Agreement and the pertinent Program Schedule applicable to the rights sublicensed (including, without limitation, the provisions set forth in Sections 2.2, 2.3 and 3 below), and each such sublicense agreement shall (i) be governed by the same governing law and dispute resolution procedures and venue as set forth in this Agreement, (ii) require that Virage Logic be copied on all notices provided under such sublicense agreement and (iii) include the payment terms specified in Exhibit D of the pertinent Program Schedule. Licensee shall advise Virage Logic in writing of each such sublicense and provide Virage Logic with a copy of each sublicense agreement and any amendment or other modification thereto within thirty (30) days of execution of same. Virage Logic agrees that Licensee shall have no liability for any acts or omissions of its permitted sublicensees under Section 2.1(b); provided that as a condition to Licensee’s right to sublicense its rights under Section 2.1(b), Licensee agrees that Virage Logic shall be expressly named as an intended third party beneficiary of any such sublicense in the applicable sublicense agreement with the express right to enforce such sublicense agreement in accordance with its terms.

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(d) (i) Licensee shall be entitled to sublicense all or part of its rights hereunder (including the right to sublicense, without the further right to sublicense, under clause (b) above) to *** or direct or indirect parent companies thereof (solely for use with respect to *** as provided herein) as such rights relate to (i) IC Products that have been Taped Out, IC Products under development or software of *** existing as of the date of such divestment, or (ii) any future IC Products or software on Roadmaps of *** as of the date of divestment or (iii) any derivatives or natural successors of the items specified in (i) or (ii) above.

(ii) Subject to the prior written consent of Virage Logic, not to be unreasonably withheld, delayed or conditioned (and subject to the additional provisions set forth in Section 2.1(e)(iii) below), Licensee shall be entitled to sublicense all or part of its rights hereunder (including the right to sublicense, without the further right to sublicense, under clause (b) above) to any Divested Company of Licensee (other than ***) or direct or indirect parent companies thereof (solely for use with respect to the Divested Company as provided herein) as such rights relate to (A) IC Products that have been Taped Out, IC Products under development or software of such Divested Company existing as of the date of such divestment or (B) any future IC Products or software on Roadmaps of such Divested Company as of the date of divestment, or (C) any derivatives or natural successors of the items specified in (A) or (B). Notwithstanding the foregoing, following expiration of the Initial Term or any Renewal Term (as such terms are defined in Program Schedule No. 001 to this Agreement), as applicable, prior written consent of Virage Logic shall not be required in connection with any sublicense under this Section 2.1(d)(ii) to manufacture or have manufactured IC Products Taped Out prior to such expiration. Subject to the prior written consent of Virage Logic, not to be unreasonably withheld, delayed or conditioned (and subject to the additional provisions set forth in Section 2.1(d)(iii) below), any Divested Company sublicense pursuant to Section 2.1(d)(i) or this Section 2.1(d)(ii) will be transferable or assignable, in whole but not in part, to any third party merger partner or the purchaser in connection with a merger, consolidation or sale of all or substantially all of the stock or assets of such Divested Company; provided that any such partner or purchaser is not a Virage Logic Competitor and agrees in writing to be bound by all of the terms, conditions and provisions contained in the applicable sublicense agreement.

(iii) It is understood and agreed that Virage Logic may only withhold, condition or delay its consent under Section 2.1(d)(ii) as permitted in Exhibit B hereto. In the event that Virage Logic does not provide its consent with respect to the sublicense of a Divested Company hereunder (except any sublicense to a Virage Logic Competitor, which is expressly prohibited), then notwithstanding anything to the contrary in Section 2.1(d)(ii), Licensee shall be entitled to sublicense all or part of its rights hereunder pursuant to Section 2.1(d)(ii), provided that either (A) with respect to IC Products for which the architecture development stage has not been completed prior to the consummation of the applicable divestment, such rights shall be on a Bounding Box IP basis and Licensee shall appoint an established EDA supplier reasonably acceptable to Virage Logic (as pre-affirmed by Virage Logic in writing) to deliver the GDS merge on behalf of such Divested Company, it being understood that with respect to IC Products for which the architecture development stage has been completed prior to the consummation of the applicable divestment, such rights shall not be subject to the restrictions set forth in this subsection (A), or (B) Licensee guarantees and assumes full responsibility and liability for the performance of all obligations imposed on such Divested Company as required hereunder, including under the applicable sublicense agreement. If Virage Logic fails to respond to Licensee’s written request for consent hereunder within thirty (30) days of Virage Logic’s receipt of such request, then Virage Logic will be deemed to have provided such consent.

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(iv) Except as set forth in Section 2.1(d)(v) below, no sublicense granted to a Divested Company pursuant to Section 2.1(d)(i) or Section 2.1(d)(ii) above shall extend to any Person, business, operation or activity with which any such Divested Company becomes combined or is merged.

(v) Notwithstanding Section 2.1(d)(iv) above, for so long as Licensee does not *** to *** of the *** (***), if the *** is *** set forth in the *** thereto or *** as long as no other Person (other than controlled Affiliates of *** or Licensee) is a *** and Licensee (it being understood that, ***, the *** is the *** for purposes of this Agreement), Licensee may enter into agreements extending the sublicense granted with respect to *** pursuant to Section 2.1(d)(i) above to any Person, business, operation or activity with which *** is combined or is merged, but solely for the purpose of conducting the business of *** (and not for any other purpose). With respect to all other Divested Company sublicenses hereunder, Virage Logic shall consider in good faith any request by Licensee to have the sublicense with respect to the applicable Divested Company extended to any Person, business, operation or activity with respect to which such Divested Company is combined or is merged, but solely for the purpose of conducting the business of such Divested Company (and not for any other purpose).

(vi) Licensee may not grant sublicense rights to more than five (5) Divested Companies (including ***) pursuant to this Section 2.1(d).

(e) Each sublicense granted under Section 2.1(d) shall be subject to a written sublicense agreement under which each sublicensee shall agree to the scope of sublicense and the restrictions and other obligations set forth in this Agreement applicable to the rights sublicensed, including the applicable express restrictions referenced in Section 2.1 (d)(iv) and Section 2.1 (d)(v) above, and each such sublicense agreement shall (i) be governed by the same governing law and dispute resolution procedures and venue as set forth in this Agreement, and (ii) require that Virage Logic be copied on all notices provided under such sublicense agreement. Licensee shall advise Virage Logic in writing of each such sublicense and provide Virage Logic with a copy of each sublicense agreement and any amendment or other modification thereto within thirty (30) days of execution of same. Further, each sublicense agreement shall require the applicable sublicensee to provide Virage Logic with a copy of the Roadmap applicable to such sublicense upon the written request of Virage Logic. Any Roadmap provided hereunder shall be kept strictly confidential in files of Virage Logic’s CEO and/or Vice President of Engineering marked “Highly Confidential” and access thereto and use thereof shall be restricted solely for the purposes of determining whether the scope of the sublicense to, or the exercise of the sublicense by, the applicable Divested Company has been exceeded. Except as set forth in Section 2.1(d)(iii) above, Virage Logic agrees that Licensee shall have no liability for any acts or omissions of its sublicensees hereunder; provided that as a condition to Licensee’s ability to sublicense its rights hereunder, Licensee agrees that Virage Logic shall be expressly named as an intended third party beneficiary of any such sublicense in the applicable sublicense agreement with the express right to enforce such sublicense agreement in accordance with its terms.

(f) Notwithstanding the foregoing Sections 2.1(b) and (d), Licensee shall have no right to sublicense the AMD Products included in Program Schedule No. 001 to this Agreement; provided, that upon request by Licensee, Virage Logic shall directly sublicense the AMD Products to each Divested Company, which sublicense shall take effect upon the date of consummation of the divestiture of such Divested Company (or at such later time as Licensee may request), pursuant to Section (c) of Exhibit E-1 to Program Schedule No. 001 to this

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Agreement. It is understood and agreed that no more than an aggregate of *** (***) *** may be Taped Out by Licensee and, if directly licensed by Virage Logic pursuant to Section (c) of Exhibit E-1 to Program Schedule No. 001 to this Agreement, Divested Companies (including ***), collectively, under this Agreement ***. The right to develop and/or Tape Out any additional IC Products that include any AMD Product(s) shall be subject to good faith negotiations and will be on reasonable and non-discriminatory terms.

2.2 Limitations on Licenses. Except as expressly set forth in the pertinent Program Schedule(s):

(a) Licensee has no right to transfer, sublicense, publish, distribute or otherwise use the Licensed Materials except as expressly stated in this Agreement.

(b) Except as expressly authorized by this Agreement, Licensee will not (i) copy or otherwise reproduce any Licensed Materials, in whole or in part, (ii) modify the Licensed Materials, or (iii) use the Licensed Materials solely to provide stand-alone integrated circuit design services, provided, however, Licensee is not limited or restricted from providing integrated circuit design services in connection with its Licensee Products and High-Level IP Blocks, including ASICs and custom or modified IC Products.

(c) Licensee’s rights in the Licensed Materials will be limited to those expressly granted in this Agreement, and each party reserves all rights and licenses not expressly granted to the other party in this Agreement. No implied licenses are granted or will be deemed granted hereunder.

(d) Licensee has no right to transfer or sublicense the Licensed Materials, including any front-end views or back-end files as generated from such Licensed Materials or any High-Level IP Blocks, to a Virage Logic Competitor, without the prior written consent of Virage Logic.

2.3 Quarterly Notification of Semiconductor Manufacturer Tape Outs.

In the event a semiconductor manufacturer is manufacturing integrated circuits for Licensee as authorized hereunder or in the pertinent Program Schedule, Licensee agrees to provide, and Licensee shall require its sublicensees to provide in the applicable sublicense agreement, reports to Virage Logic once per quarter setting forth, for the previous quarter, the project tracking number used by the semiconductor manufacturer to identify Tape Outs completed in such quarter using the Licensed Materials. The reports shall be sent via email to tapeout@viragelogic.com; provided, however, that Licensee may deliver such reports through the Steering Committee. A sample form of such report is included as Exhibit A to the pertinent Program Schedule, it being understood that the actual format of such report may vary so long as all required information is provided.

3. PROPRIETARY RIGHTS.

(a) Virage Logic (or its Affiliates as the case may be) retains all rights, title and interest in and to the Licensed Materials (including any copies thereof and whether separate or combined with any other products) and all Intellectual Property Rights embodied therein, and no ownership in or to the Licensed Materials or such Intellectual Property Rights is transferred pursuant to this Agreement. Further, in no event shall the licenses granted under Section 2.1 above, or any other provision of this Agreement or any Program Schedule, be construed as

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granting Licensee (or its Affiliates), expressly or by implication, estoppel or otherwise, any right or license to use any of Virage Logic’s (or any of its Affiliates’) technology, Patents or other Intellectual Property Rights other than those licenses to the Licensed Materials to the extent expressly granted under Section 2.1 above and under any Program Schedule.

(b) Licensee will not delete or in any manner alter the Intellectual Property Rights notices of Virage Logic and its suppliers, if any, appearing on the Licensed Materials as delivered to Licensee. As a condition of the license rights granted to Licensee in this Agreement, Licensee will reproduce and display such notices on each copy it makes of any Licensed Material.

(c) Nothing in this Agreement grants Licensee any rights in or to use any of Virage Logic’s trademarks, tradenames, service marks, or service names.

(d) Licensee agrees to identify Virage Logic on semiconductor manufacturers’ declaration forms as a licensor of the intellectual property owned by Virage Logic embodied in the Licensed Materials that is contained in Licensee’s products as produced by the semiconductor manufacturer authorized by the pertinent Program Schedule(s). Licensee agrees to execute such declaration as provided by the semiconductor manufacturer to document the content of the Licensed Materials in Licensee’s products.

(e) Licensee acknowledges and agrees that certain output generated for Licensee by Virage Logic as described in the pertinent Program Schedule(s), or generated by Licensee through use of certain Licensed Materials licensed hereunder contains information that complies with the Virtual Component Identification Physical Tagging Standard (VCID) as maintained by the Virtual Socket Interface Alliance (VSIA). Such information may be expressed in GDSII Layer 63 or other such layer designated by Virage Logic, the VSIA, and hardware definition languages, or other formats. Licensee is not authorized to alter or change any such information.

4. PAYMENT; TAXES. Licensee will pay Virage Logic the amount(s) due as stated in the pertinent Program Schedule(s) in accordance with the terms of such Program Schedule(s). All amounts paid hereunder (including pursuant to any Program Schedule) by Licensee are gross amounts and shall be paid without withholding for or on account of any tax, but are exclusive of any value added tax (VAT) or analogous tax only. If the transactions as described in this Agreement are subject to any applicable VAT or analogous tax, Virage Logic shall provide Licensee with a valid invoice that complies with local tax regulations and which specifically states this tax. Provided Virage Logic has stated VAT or analogous tax (as identified above) on the applicable invoice Licensee will pay to Virage Logic the VAT or analogous tax properly chargeable in respect of that payment. Licensee reserves the right to withhold payment of VAT or analogous tax to Virage Logic until Virage Logic has provided Licensee with a valid invoice which states such tax. If Virage Logic has incorrectly determined the amount of VAT chargeable to Licensee, then the invoice shall be corrected and (a) where Licensee has overpaid any amount, Virage Logic will repay this amount plus interest to Licensee and (b) where Licensee has paid less than the correct amount, Licensee shall pay the outstanding amount to Virage Logic upon receipt of a valid invoice. In the event that Licensee is refused recovery of such input VAT by means of a deduction or refund by a taxing authority, solely because of an incorrect initial invoice made out by Virage Logic, Virage Logic will repay such VAT plus interest except where such refusal has arisen as a result of an action (or inaction) by Licensee in respect of compliance with local tax legislation.

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5. CONFIDENTIALITY.

5.1 Confidential Information. Subject to Section 5.2, “Confidential Information” means: (i) the Licensed Materials, including their performance and output; (ii) the Licensee Products, including their designs, GDSII files and all Tape Out related information; (iii) any Roadmap provided hereunder; and (iv) any business or technical information of Virage Logic or Licensee, that is designated by the discloser as “confidential” or “proprietary” and, if orally or visually disclosed, summarized in writing by the discloser and transmitted to the recipient within thirty (30) days of such disclosure.

5.2 Exclusions. Confidential Information shall not include information that: (i) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the receiving party; (ii) the receiving party can document is known to the receiving party at the time of disclosure without violation of any confidentiality restriction and without any restriction on the receiving party’s further use or disclosure; (iii) the receiving party can document is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information; (iv) was received from a third party rightfully in possession of such information without an obligation of confidentiality; (v) is permitted for release or disclosure to any third party by the prior written consent of the disclosing party; or (vi) is intentionally furnished to a third party by the disclosing party without imposing confidentiality restrictions on such third party.

5.3 Use and Disclosure Restrictions. Except for Licensee’s obligation to maintain the confidentiality of the Licensed Materials as Virage Logic’s Confidential Information indefinitely and Virage Logic’s obligation to maintain the confidentiality of any Roadmap and the information referenced in Section 5.1(ii) indefinitely (in each case so long as and to the extent the Licensed Materials, Roadmap or information referenced in Section 5.1(ii) constitute “Confidential Information” hereunder), and except as provided in Section 2.1(e) (relating to Roadmap), each party will refrain from using the other party’s Confidential Information except as permitted herein or as necessary to exploit the licenses granted under this Agreement and any Program Schedule (it being understood that this Section 5.3 in no way shall be deemed to expand the scope of the license grant set forth in Section 2.1) for a term of five (5) years from the last disclosure of such Confidential Information, and will use the same level of care that it uses with its own information of similar sensitivity and importance, but in any event not less than reasonable care, to prevent disclosure of the other party’s Confidential Information. However, each party may disclose Confidential Information of the other party: (i) pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided that to the extent permissible, the disclosing party gives reasonable notice to the other party to contest such order or requirement, (ii) on a confidential basis to legal or financial advisors, and (iii) in the case of Licensee, on a confidential basis to sublicensees, third party contractors, manufacturers and such other third parties as expressly permitted in this Agreement or as may be identified in the pertinent Program Schedule.

5.4 No Reverse Engineering. Licensee acknowledges and agrees that the Licensed Materials may contain trade secrets and other proprietary information of Virage Logic. In order to protect such trade secrets and other proprietary information, Licensee agrees that, except as expressly permitted under applicable law for interoperability purposes only, it will not reverse engineer, disassemble, or otherwise attempt to derive the source code form of the Licensed Materials.

5.5 Modification Rights. From time to time, Licensee may request to have modification rights on behalf of itself or its sublicensees. Any such request shall be directed towards the Steering Committee (as defined in the Technology Services Agreement). The

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Steering Committee shall consider such request in good faith and if it so determines that Licensee and/or its sublicensees shall be entitled to modification rights with respect to all or a portion of the Licensed Materials, the parties shall amend this Agreement and/or the pertinent Program Schedule as necessary to reflect the Steering Committees’ grant of such modification rights.

6. WARRANTY.

6.1 Power and Authority. Each party warrants to the other that it has sufficient corporate power and authority to enter into this Agreement and to grant to the other all licenses and rights that it grants under this Agreement.

6.2 Term of Warranty. Virage Logic warrants to Licensee, for a period of *** (***) *** from the date the applicable Licensed Materials are retrieved by Licensee, that the Licensed Materials will conform in all material respects to the functional specifications for the Licensed Materials provided to Licensee by Virage Logic, provided that the duration of this warranty shall be extended by the period of time taken by Virage Logic to correct any defects in such Licensed Materials under this warranty. The foregoing warranty does not apply to any element of the Licensed Materials that has been modified (other than by Virage Logic), combined with other products (solely to the extent any such defects are caused by such combination) or used improperly.

6.3 No Malicious Code or Open Source. At the time of delivery to Licensee, the Licensed Materials shall be free of all (i) viruses, Trojan horses, back door, worms or other software routine or hardware component designed to permit unauthorized access, disable or erase or otherwise harm software, hardware or data; or perform any other such harmful actions; and (ii) other malicious code or data. Notwithstanding the foregoing, Licensee acknowledges that the Licensed Materials incorporate license key mechanisms and other disabling features, including time bombs, provided that Virage Logic agrees that such disabling features shall not prohibit use of the Licensed Materials to the extent permitted by this Agreement or the pertinent Program Schedule (other than in connection with any permitted IC Product re-spins for which Virage Logic shall, to the extent necessary, promptly provide an unlocked version of the applicable Licensed Materials for the sole purpose of performing such permitted re-spins). In addition, Virage Logic acknowledges and agrees that instantiations of the Licensed Materials in silicon shall not contain any such disabling features. Virage Logic shall not incorporate software or other material that is distributed as “free software,” “open source software” or under a similar licensing or distribution terms (including, but not limited to the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL) the Sun Industry Standards License (SISL) and the Apache License).

6.4 Virage Logic Tax Representations.

(a) Virage Logic is a resident of the United States for purposes of the US/Netherlands Treaty and is entitled to all of the benefits thereof without limitation by Article 26 thereof (entitled “Limitation on Benefits”).

(b) Virage Logic does not have a permanent establishment in the Kingdom of the Netherlands for purposes of the US/Netherlands Treaty, and no royalty to be received by it pursuant to this Agreement will be attributable to such a permanent establishment for purposes of the US/Netherlands Treaty.

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6.5 Sole and Exclusive Remedy. FOR ANY BREACH OF THE WARRANTY CONTAINED IN SECTION 6.2, LICENSEE’S SOLE AND EXCLUSIVE REMEDY WILL BE THAT VIRAGE LOGIC WILL, AT VIRAGE LOGIC’S OPTION AND EXPENSE, EITHER REPLACE, CORRECT, OR PROVIDE A REASONABLE WORKAROUND FOR THE DEFECTIVE PORTION OF THE LICENSED MATERIALS WITHIN THIRTY (30) DAYS OF BEING INFORMED OF THE BREACH OF WARRANTY, PROVIDED THAT SUCH REPLACEMENT, CORRECTION OR WORKAROUND SHALL NOT SUBSTANTIALLY ALTER THE FUNCTIONALITY OF THE LICENSED MATERIALS (OTHER THAN TO CORRECT THE APPLICABLE DEFECT). ANY WARRANTY CLAIM MUST BE MADE DURING THE TERM OF WARRANTY SET FORTH IN SECTION 6.2.

6.6 Disclaimer of Other Warranties. THE WARRANTIES IN THIS SECTION ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT TO THE EXTENT SPECIFICALLY PROVIDED HEREIN, VIRAGE LOGIC AND ITS LICENSORS DO NOT WARRANT THAT THE LICENSED MATERIALS WILL MEET LICENSEE’S REQUIREMENTS, THAT THE LICENSED MATERIALS WILL OPERATE IN THE COMBINATIONS THAT LICENSEE MAY SELECT OR USE, THAT THE OPERATION OF THE LICENSED MATERIALS WILL BE UNINTERRUPTED OR ERROR FREE, OR THAT ALL ERRORS IN THE LICENSED MATERIALS WILL BE CORRECTED. FURTHER, THE WARRANTIES SET FORTH IN THIS AGREEMENT SHALL NOT APPLY TO ANY DELIVERABLES UNDER THE TECHNOLOGY SERVICES AGREEMENT THAT ARE LICENSED TO LICENSEE HEREUNDER, THE SOLE WARRANTIES AND REMEDIES THEREOF BEING SOLELY AS SET FORTH IN THE TECHNOLOGY SERVICES AGREEMENT.

7. INDEMNITIES.

7.1 Infringement Indemnity.

(a) Duty to Indemnify and Defend. Virage Logic will indemnify and hold harmless Licensee against, and will defend or settle at Virage Logic’s own expense, subject to the limitations stated in Section 9 below and, to the extent applicable, the provisions of Sections 8.6 and 8.7 of the Asset Purchase Agreement, any action or other proceeding brought against Licensee, its Affiliates or their respective officers, shareholders or employees (each a “Licensee Indemnified Party”) to the extent that it is based on a claim that the Licensed Materials or the use or instantiation thereof infringes or misappropriates a copyright, Patent or other Intellectual Property Right of a third party. Virage Logic will pay any damages (including attorneys’ fees) awarded against the Licensee Indemnified Party in any such action or proceeding and any costs and expenses (including reasonable attorneys’ fees) incurred by the Licensee Indemnified Party to the extent attributable to any such claim, subject to the limitations stated in Section 9 below. Licensee agrees to provide Virage Logic with prompt notice of any action or other proceeding brought against a Licensee Indemnified Party for which such Licensee Indemnified Party has indemnification rights hereunder, provided that the failure to provide such prompt notice shall not relieve Virage Logic of its indemnification obligations hereunder except to the extent it is materially prejudiced thereby. Licensee hereby agrees, and Licensee shall procure that each other Licensee Indemnified Party shall agree as a condition of being indemnified hereunder, that Virage Logic will have the sole right to control the defense and settlement of any third party claim hereunder, provided that the Licensee Indemnified Party may participate in the defense and settlement with its own attorneys at its expense, and provided further, that the Licensee

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Indemnified Party shall not be liable for or obligated under any compromise or settlement of such claim, action or proceeding (other than with respect to restrictions on use of the Licensed Materials) without its prior written consent not to be unreasonably withheld, conditioned or delayed. At Virage Logic’s reasonable request, each Licensee Indemnified Party shall provide Virage Logic with reasonable assistance, at Virage Logic’s expense, in the defense and settlement of any claims hereunder.

(b) Injunctions. If Licensee’s use of any Licensed Materials under the terms of this Agreement is, or in Virage Logic’s reasonable opinion is likely to be, enjoined due to the type of infringement or misappropriation specified in subsection (a) above, which is not subject to any exclusion set forth in subsection (d) below, then Virage Logic shall, at its sole option and expense, subject to the limitations stated in Section 9.1(c) below, either: (i) procure for Licensee the right to continue using such Licensed Materials under the terms of this Agreement; or (ii) replace or modify such Licensed Materials so that they are noninfringing and substantially equivalent in function to the Licensed Materials subject to, or potentially subject to, an injunction. Upon Virage Logic’s successful performance of (i) or (ii) above, Virage Logic’s liability under subsection (a) above with respect to the applicable claim shall terminate with respect to all damages, costs and expenses related to the continued use of the unaltered Licensed Materials after the date of such performance, or, in the case of clause (ii) after Licensee has had a reasonable opportunity, in light of the applicable circumstances, to implement the replaced or modified Licensed Materials.

(c) Sole Remedy. THE FOREGOING ARE VIRAGE LOGIC’S SOLE AND EXCLUSIVE OBLIGATIONS, AND LICENSEE’S SOLE AND EXCLUSIVE REMEDIES, WITH RESPECT TO INFRINGEMENT OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY RIGHTS UNDER THIS AGREEMENT.

(d) Exclusions. Virage Logic will have no obligations under this Section 7.1 with respect to infringement or misappropriation arising from: (i) modifications to the Licensed Materials made by Seller, any of its Affiliates, any Divested Company, any of their respective sublicensees or any Person on behalf of any of the foregoing; (ii) Licensed Material specification changes requested by Licensee and implemented by Virage Logic to the extent such implementation of such Licensed Material specification infringes or misappropriates the rights of a third party and compliance with the specifications could not be achieved without infringing or misappropriating the rights of a third party; (iii) any instantiations of the Licensed Materials generated by any Licensee Indemnified Party except to the extent such infringement or misappropriation existed in the Licensed Materials as provided to Licensee; (iv) the use of the Licensed Materials in combination with products or technology not provided by Virage Logic if such infringement would not have arisen but for such combination or use; (v) Licensee’s failure to implement a revision to the Licensed Materials supplied by Virage Logic, which if implemented, would have avoided the infringement or misappropriation, provided that the revision is given to Licensee free of charge and does not substantially alter the functionality or Licensee’s ability to use the Licensed Materials and Licensee has had a reasonable opportunity, in light of the applicable circumstances, to implement the revision; or (vi) any Transferred IP Blocks or Transferred Software (each as defined in the IPTLA) (in the form delivered by Licensee to Virage Logic) contained in the Licensed Materials, standing alone (and not in combination, operation or use with other software, apparatus, data, technology or materials, except where the infringement or misappropriation does not arise from such combination, operation or use).

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8. TERM.

8.1 Term. The term of this Agreement will begin on the Effective Date and will continue in effect unless and until terminated by mutual agreement of the parties.

8.2 Survival. The provisions of Sections 1, 2.1, 2.2, 3, 4, 5, 6, 7, 8.2, 9, and 10 (other than Section 10.2 below) will survive the termination of this Agreement for as long as necessary to permit their full discharge.

9. LIMITATIONS OF LIABILITY.

9.1 Limitations.

(a) EXCEPT FOR A BREACH OF THE LICENSE GRANTS AND RESTRICTIONS UNDER SECTION 2.1 AND 2.2 OR CONFIDENTIALITY UNDER SECTION 5 AND TO THE EXTENT ALLEGED IN THIRD PARTY CLAIMS COVERED BY INDEMNIFICATION OBLIGATIONS PROVIDED IN SECTION 7.1, IN NO EVENT WILL EITHER PARTY OR THEIR RESPECTIVE AFFILIATES OR, IN THE CASE OF LICENSEE, ITS SUBLICENSEES, BE LIABLE TO THE OTHER PARTY FOR ANY LOSS OF PROFITS, LOSS OF USE, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF ANY BREACH OR FAILURE UNDER THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE PARTIES ACKNOWLEDGE THAT THESE LIMITATIONS ARE AN ESSENTIAL ELEMENT OF THIS AGREEMENT

(b) THE CUMULATIVE OBLIGATIONS OF VIRAGE LOGIC AND VIRAGE LOGIC’S TOTAL AGGREGATE LIABILITY UNDER SECTION 7.1 SHALL NOT EXCEED $***.

(c) THE EXCLUSIONS AND LIMITATIONS OF LIABILITY SET FORTH HEREIN DO NOT APPLY IN THE CASE OF GROSS NEGLIGENCE OR WILFUL MISCONDUCT OR INTENTIONAL BREACH, OR IN THE CASE OF PERSONAL INJURY OR DEATH.

9.2 Failure of Essential Purpose. The parties have agreed that the limitations specified in this Section 9 will survive and apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.

10. GENERAL.

10.1 Compliance with Law. Each party agrees to comply with all applicable laws, rules, and regulations in connection with its activities under this Agreement. Each party shall comply with all applicable international, national, state, regional, and local laws and regulations in connection with its activities under this Agreement. Without limiting the foregoing, Licensee acknowledges that all Licensed Materials, including documentation and other Virage Logic technical data, may be subject to export controls imposed by the United States Export Administration Regulations, 15 C.F.R. Parts 730-774, and the regulations promulgated thereunder. Licensee shall not export or re-export (directly or indirectly) any Licensed Materials or other Virage Logic technical data therefor without complying with export regulations.

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10.2 Publicity.

(a) Subject to Licensee’s prior written approval, Virage Logic may refer to its association with Licensee in its related product brochures, and other Virage Logic printed marketing materials used for trade shows, product reviews, and other marketing campaigns, promotions and programs. Virage Logic shall provide Licensee with the content and text of any such references, and any other related information requested by Licensee, at the time of requesting Licensee’s prior written approval.

(b) Subject to Licensee’s prior written approval, Virage Logic may use logos and trademarks of Licensee (jointly referred to as “Marks”) for the printed marketing materials referred to in the previous section above, provided that Virage Logic complies with Licensee’s usage guidelines for the Marks. Virage Logic shall comply with such usage guidelines for all uses of the Licensee Marks. Any use of the Marks shall be subject to Licensee’s prior review and approval. Licensee reserves the right to terminate Virage Logic’s use of Licensee’s Marks at any time that Licensee determines in its sole, reasonable discretion that Virage Logic’s use of the Marks is not at the standard or quality reasonably required to maintain the Marks.

(c) Virage Logic shall make no public statement about the Licensee Products or reference to Licensee in any trade journal, press release or any other publication without Licensee’s prior written consent. Licensee shall make no public statement about the Licensed Materials or reference to Virage Logic in any trade journal, press release or publication without Virage Logic’s prior consent.

(d) Any use of Marks and any goodwill associated therewith shall inure to the benefit of Licensee.

(e) Licensee may terminate all rights granted to Virage Logic under this Section 10.2 upon thirty (30) days’ prior written notice in the event (i) this Agreement is terminated, (ii) any party initiates a dispute resolution proceeding pursuant to Section 10.4 below, or (iii) Licensee, in its substantiated good faith, determines that the exercise or continued exercise of any rights by Virage Logic under this Section 10.2 could reasonably be expected to cause reputational harm to Licensee.

10.3 Assignment. This Agreement will bind and inure to the benefit of each party’s permitted successors and assigns. Licensee may not assign this Agreement voluntarily, by merger, by operation of law or otherwise in whole or in part, without Virage Logic’s prior written consent, which consent will not be unreasonably withheld; provided that Licensee may assign its rights and obligations under this Agreement, in whole but not in part, without the consent of Virage Logic: to a third party merger partner or the purchaser in connection with a merger, consolidation or sale of all or substantially all of its stock or assets related to the subject matter of this Agreement; provided that any such partner or purchaser is not a Virage Logic Competitor and agrees in writing to be bound by all of the terms, conditions and provisions contained in this Agreement. Any attempt to assign this Agreement without such consent or as otherwise permitted under this Section 10.3 will be null and void. Should it be necessary for this Agreement to be assigned to a third party in connection with that party’s acquisition of Virage Logic, Licensee hereby agrees in advance to the assignment.

10.4 Governing Law and Dispute Resolution. This Agreement will be governed by and construed in accordance with the laws of the State of California without regard to its conflict of law principles and applicable to agreements entered into, and to be performed entirely, within California between California residents. Any dispute or disagreement between the parties concerning any matters under this Agreement shall be subject to the dispute resolution procedures set forth in Sections 13.2 through 13.9 of the Purchase Agreement. Except as set forth in Section 10.5 below, all disputes between the parties under this Agreement shall be subject to the foregoing.

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10.5 Injunctive Relief. Each party acknowledges that the other party’s Confidential Information may contain and embody trade secrets and other intellectual property of the disclosing party, the disclosure or unauthorized use of which could cause substantial harm to the disclosing party that could not be remedied by the payment of damages alone. Accordingly, notwithstanding Section 10.4 above, either party will be entitled to seek preliminary and permanent injunctive relief and other equitable relief for any breach of the receiving party’s obligations of confidentiality or use of the disclosing party’s Confidential Information not in accordance with this Agreement without having to post bond or any other financial undertaking.

10.6 Severability. If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent permissible, and the other provisions of this Agreement will remain in force.

10.7 Force Majeure. Except for payments due under this Agreement, neither party will be responsible for any failure to perform due to causes beyond its reasonable control (each a “Force Majeure”), including, but not limited to, acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods, earthquakes, accidents, strikes, or fuel crises, provided that such party gives prompt written notice thereof to the other party. The time for performance will be extended for a period equal to the duration of the Force Majeure, but in no event longer than ninety (90) days.

10.8 Notices. All notices under this Agreement will be deemed given when delivered personally, sent by confirmed facsimile transmission, or sent by certified or registered U.S. mail or nationally-recognized express courier, return receipt requested, to the address shown below or as may otherwise be specified by either party to the other in accordance with this Section.

10.9 Nonexclusive Remedies. The exercise by either party of any remedy under this Agreement will be without prejudice to its other remedies under this Agreement or otherwise.

10.10 Independent Contractors. The parties to this Agreement are independent contractors. There is no relationship of partnership, joint venture, employment, franchise, or agency between the parties. Neither party will have the power to bind the other or incur obligations on the other’s behalf without the other’s prior written consent.

10.11 Waiver. No failure of either party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights.

10.12 Entire Agreement. This Agreement and its Program Schedule(s), attachments, and exhibits are the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, communications, and understandings (both written and oral) regarding such subject matter. Licensee’s purchase orders, and Virage Logic’s acknowledgements and invoices, and any accompanying terms and conditions shall have no effect. This Agreement may only be modified, or any rights under it waived, by a written document expressly referring to an amendment of this Agreement and executed by both parties.

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10.13 Language. This Agreement and all documents and notices issued under the terms of this Agreement shall be in the English language. Any translation into another language is for the convenience of the parties only.

10.14 Order of Precedence. In the event of any conflict between the terms of this Agreement and any Program Schedule, the terms of the pertinent Program Schedule shall govern to the extent that the pertinent Program Schedule references the specific provision(s) of this Agreement that are intended to be superseded and specifically indicates that such provision(s) are to be so superseded.

10.15 Counterparts. This Agreement may be signed in two counterparts, each of which will be deemed to be an original and both of which when taken together will constitute the same agreement. If this Agreement is executed in counterparts, no signatory hereto shall be bound until both parties named below have duly executed or caused to be duly executed a counterpart of this Agreement. Any copy of this Agreement made by reliable means is considered an original.

[SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, the parties have caused this Master License Agreement to be executed by their duly-authorized representatives as of the date first set forth above.

Licensee:	NXP B.V.	Virage Logic Corporation

By:		By:

Name		Name:

Title:		Title:

Date:		Date:

Address		Address:	47100 Bayside Parkway

Fremont, California 94538 USA

Facsimile:		Facsimile:	510-360-8089

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EXHIBIT A

Virage Logic Competitors

***

Any Affiliate of any of the foregoing Persons, any Person holding directly or indirectly more than 50 percent of the nominal value of the share capital or more than 50 percent of the voting power at general or special meetings of shareholders of the foregoing Persons, any Person acquiring all or substantially all of the assets of any of the foregoing Persons or the surviving entity of any merger to which such Person is a party or constituent entity

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Exhibit B

Limitation on Withholding of Sublicensing Consent

It is understood and agreed that Virage Logic may only withhold, condition or delay its consent under Section 2.1(d)(ii) in the following instances (in each case, provided that Virage Logic is not acting unreasonably and provided that Virage Logic does not have a pre-existing business relationship in good standing with any initial or subsequent acquiror of a Divested Company contemplated by Section 2.1(d)(ii) (each, a “Third Party Acquiror”): (u) the Third Party Acquiror is a Virage Logic Competitor, (v) Virage Logic is involved in an intellectual property-related dispute with the Third Party Acquiror or any of its direct or indirect parent companies or Affiliates; (w) Virage Logic has a substantiated good faith belief that the Divested Company or Third Party Acquiror will not comply with the terms of this Agreement, (x) the Third Party Acquiror is not creditworthy or otherwise is in poor financial standing as reasonably determined by Virage Logic in good faith, (y) Virage Logic is not able to obtain reasonably sufficient financial information about the Third Party Acquiror to make a good faith determination as to such Third Party Acquiror’s creditworthiness or financial standing or (z) the Third Party Acquiror has no substantial assets or business operations *** (unless such acquiror is, in Virage Logic’s reasonable judgment, *** in the semiconductor industry).

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PROGRAM SCHEDULE

Three and One-Half (3.5) Year Time-Based License

This Program Schedule No. 001 (“Program Schedule”) to the Master License Agreement (“Master License”) dated [    ] 2009, between NXP B.V. (“Licensee”) and Virage Logic Corporation (“Virage Logic”) is dated effective as of [    ] 2009 (the “Effective Date of this Program Schedule”).

1. Address for Notices:

NXP B.V.	Virage Logic Corporation
High Tech Campus 60 5656 AG Eindhoven The Netherlands	47100 Bayside Parkway Fremont, California 94538 USA

Attn: Guido Dierick, General Counsel	Attn: Account Manager

2. Reserved.

3. Definitions: As used in this Program Schedule, all capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Master License.

“Initial Term” means three and one-half (3.5) years from the Effective Date of this Program Schedule.

“Licensed Materials” means:

(i) with respect to the Initial Term, any IP Blocks or software owned or Controlled (as defined in the Technology Services Agreement) by Virage Logic or any of its Affiliates at any point during the Initial Term (other than IP Blocks and software that are licensed to Licensee pursuant to the IPTLA), together with all information and documentation Virage Logic provides to its other customers, including, to the extent available, EDA views, datasheets, release notes, application notes and documentation, with respect to such IP Blocks and/or software. Exhibit C sets forth a list of all IP Blocks and software included in the Licensed Materials owned or Controlled by Virage Logic as of the Effective Date of this Program Schedule. Exhibit C shall be amended from time to time (but no less frequently than once per month) to include any Licensed Materials added after the Effective Date of this Program Schedule; and

(ii) with respect to a Renewal Term, any IP Blocks or software owned or Controlled by Virage Logic or any of its Affiliates at any time during the first twenty-one (21) months following the Effective Date of this Program Schedule (other than IP Blocks and software that are licensed to Licensee pursuant to the IPTLA), together with all information and documentation Virage Logic provides to its other customers, , including, to the extent available, EDA views, datasheets, release notes, application notes and documentation, with respect to such IP Blocks and/or software. Prior to commencement of a Renewal Term, Virage Logic will deliver to Licensee a list of the Licensed Materials that will be licensed during the Renewal Term. Exhibit C, as amended from time to time, will indicate the maturity level of each Licensed Material, as example proven in silicon.

“Renewal Term” has the meaning set forth in Section 6 below.

4. Designated Site(s): All Licensee sites.

5. License Grant: During the Initial Term and each Renewal Term, Licensee is granted the license set forth in Section 2 of the Master License (including the restrictions and other requirements set forth therein) to and under the Licensed Materials. Any sublicenses granted by Licensee pursuant to Section 2.1(b)(i) of the Master License shall be subject to the license fee payment terms set forth in Exhibit D.

6. Fees:

6.1 License Fees for Initial Term. Licensee shall pay Virage Logic the amounts set forth in Exhibit B hereto in accordance with the terms thereof.

6.2 Sublicense Royalty Fees. For any sublicenses granted by Licensee pursuant to Section 2.1(b)(i) of the Master License, Licensee shall pay Virage Logic the license payments in accordance with Exhibit D hereto.

6.3 License Fees for Renewal Term. Following the Initial Term, Licensee may renew this Program Schedule for an additional one (1) year period (a “Renewal Term”) upon Virage Logic’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) for the Renewal Term prior to the expiration of the Initial Term. In the event that Licensee renews the Technology Services Agreement at the same time that it renews this Program Schedule, Virage Logic may not charge Licensee a Renewal Price more than *** U.S. dollars (US$***) for the Renewal Term and *** (***) Tokens (as defined in the Technology Services Agreement) under the renewed Technology Services Agreement (the “Renewal Price”). In the event that Licensee wishes to renew this Program Schedule and purchase a lower number of Tokens, Virage Logic and Licensee shall negotiate in good faith to appropriately reduce the Renewal Price by an amount equal to the fair value of the Tokens not purchased, to a mutually acceptable amount.

7. Rights Upon Expiration: Upon the expiration of the Initial Term, all licenses to the Licensed Materials granted hereunder during the Initial Term shall automatically expire, other than the licenses granted to Licensee under Section 2.1 of the Master License which shall survive to the extent Licensee requires rights thereunder to (x) make, have made, use, offer to sell, sell, have sold, import, have imported, export, have exported, distribute or otherwise dispose of IC Products included in Licensee Products having a first Tape Out during the Initial Term, (y) make revisions to such Licensee Products for the sole purpose of correcting bugs and similar errors, including in connection therewith making corresponding mask changes, but in no event shall Licensee have any right to make any other mask changes or add or subtract any functionality to or from any Licensee Product and (z) make, have made, use, offer to sell, sell, have sold, import, have imported, export, have exported, distribute or otherwise dispose of corrected IC Products included in the Licensee Products referred to in clause (y).

Upon the expiration of the Renewal Term, all licenses granted hereunder during such Renewal Term shall automatically terminate, other than the licenses granted to Licensee under Sections 2.1 of the Master License which shall survive to the extent Licensee requires rights thereunder to (x) make, have made, use, offer to sell, sell, have sold, import, have imported, export, have exported, distribute or otherwise dispose of IC Products included in Licensee Products having a first Tape Out during the Renewal Term, (y) make revisions to such Licensee Products for the sole purpose of correcting bugs and similar errors, including in connection therewith making corresponding mask changes, but in no event shall Licensee have any right to make any other mask changes or add or subtract any functionality to or from any Licensee Product and (z) make, have made, use, offer to sell, sell, have sold, import, have imported, export, have exported, distribute or otherwise dispose of corrected IC Products included in the Licensee Products referred to in clause (y).

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8. Support for Licensed Materials:

8.1 Telephone Support Services. During the Initial Term and, if applicable, the Renewal Term, Virage Logic will provide free of charge telephone support services (“Telephone Support Services”) to Licensee in the English language, as set forth in this Section 8.1. Virage Logic shall maintain a staff of technical support personnel, who shall be available during Virage Logic’s normal business hours, to provide Telephone Support Services, and to provide Licensee with a web interface or an email address as well as a telephone number or pager numbers at which such technical support personnel can be reached at the times stated above. Such Telephone Support Services will include help-desk assistance and all other reasonable consultation on the operation and utilization of the Licensed Materials and problem resolution for failures of the Licensed Materials as reported by Licensee. Virage Logic will provide a prompt response to Licensee’s support questions, provided, however, that Virage Logic shall implement and achieve problem resolution in accordance with Section 8.2 below.

8.2 Support services Virage Logic shall use reasonable efforts to attempt to solve any Error, which in the reasonable opinion of Virage Logic and Licensee, cannot be solved through Telephone Support Services, as set forth in this Section 8.2. In the event of any Error, Licensee shall notify Virage Logic and indicate the nature of the Error discovered. The nature of the relevant Error shall be allocated to one of the categories set forth in the table below by mutual agreement of the parties:

Problem Category	Definition
A (Critical)	A non-conformance contrary to specification that holds up Tape Out, RTL freeze, testchip correlation, or production.

B	A non-conformance that impacts the system in a way that minor or non-critical functionality is not available. A workaround may exist.

C	A non-conformance that does not cause any significant impact on the operation or functionality of the product by the end-user/owner.

Virage Logic shall:

(a) In the event of an A-Error, commence evaluating and determining the permanent solution for such Error, as well as any temporary workaround, within *** (***) *** after receipt of written notice from Licensee identifying the Error. Virage Logic shall devote reasonable resources and personnel and work diligently to implement a permanent solution as soon as reasonably practicable. If Licensee so requests in writing, Virage Logic shall provide Licensee with an update every *** (***) *** until a permanent solution for such Error is implemented, which update shall include (i) the current analysis of the Error, (ii) the current corrective action plan and (iii) the current associated timeframe for such action plan.

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(b) In the event of a B-Error, commence evaluating and determining the permanent solution for such Error, as well as any temporary workaround, within *** (***) *** after receipt of a notice from Licensee identifying such Error.

(c) In the event of a C-Error, correct such Error and implement the correction in the following update, if any, of the applicable Licensed Materials.

(d) Virage Logic shall be under no obligation to provide any Telephone Support Services or any other services to any sublicensee of Licensee under this Program Schedule.

9. Reporting of Suspected Bugs: Licensee is requested to report any suspected bugs in the Licensed Materials via the “Submit a Technical Support Request” form available on the Customer Support section of the Virage Logic Members web site.

10. Required Disabling of Debug Feature for Video Interface Technology: Virage Logic is a signatory to and a licensee (an “Adopter”) under a HDCP License Agreement between Virage Logic and Digital Content Protection LLC (“DCP”), and prior to Virage Logic delivering any HDCP-related Licensed Materials to Licensee, Licensee shall certify to Virage Logic in writing that Licensee has signed its own HDCP License Agreement with DCP and become an Adopter thereunder. Licensee acknowledges that the HDCP function contained in the HDCP technology contains a debug enable bit that allows backdoor access to HDCP key and encryption secret sessions. Licensee covenants and agrees that it shall disable this debug feature for all designs using production key sets, and any failure to do so shall be a material breach of the Master License and this Program Schedule for which, Licensee acknowledges and agrees, Licensee shall be fully liable to Virage Logic. Further, notwithstanding anything to the contrary set forth in the Master License, the Asset Purchase Agreement or any other Ancillary Agreement, Licensee’s total liability to Virage Logic in connection with any such breach shall be not be subject to any cap or other limitation on liability.

11. AMD Products: Notwithstanding anything to the contrary contained in this Program Schedule or the Master License, but subject to the following sentence, Licensee shall have the right to Tape Out up to *** (***) IC Products that include any of PCIe, Display Port or MIPI products (collectively, the “AMD Products”) that Virage Logic has licensed from Advanced Micro Devices, Inc. (“AMD”), which shall include any AMD Products Taped Out by any Divested Companies directly licensed by Virage Logic pursuant to Section (c) of Exhibit E-1 to this Program Schedule***. AMD Products will not be made accessible to Licensee or any Divested Company except in accordance with the provisions set forth on Exhibit E-1 to this Program Schedule.

12. Reserved.

13. No Right to Modify: Licensee is not granted any right to modify the Licensed Materials in any way, and Licensee covenants and agrees that it shall not modify the Licensed Materials in any way.

14. No Right to Sublicense: Except as set forth in Sections 2.1(b), 2.1(d) and 2.1(e) of the Master License and subject to Section 2.1(g) thereof, (i) Licensee is not granted any right to sublicense the Licensed Materials to any Person, and (ii) Licensee covenants and agrees that it shall not sublicense the Licensed Materials to any Person.

15. Reserved.

16. Reserved.

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17.	Reserved.

18.	Reserved.

19.	Delivery: FOB Fremont, CA. Electronic (FTP or Electronic Mail) delivery is preferred delivery method.

20. Electronic Delivery: This Section sets forth the terms and conditions under which Virage Logic will electronically deliver to Licensee. Virage Logic and Licensee agree as follows:

1. Definitions

1.1	“Electronic Deliverables” shall mean the Licensed Materials and any other products to be delivered to Licensee that are specified in the Delivery Section of this Program Schedule as having Electronic Delivery.

1.2	“Documentation” shall mean any and all information provided by Virage Logic to Licensee describing the Electronic Deliverables, the operation of the Electronic Deliverables, and any matters relating to the use of the Electronic Deliverables, it being understood that Virage Logic will provide Licensee with substantially similar Documentation that it provides to other customers with respect to the Electronic Deliverables.

1.3	“License Key(s)” shall mean a document in electronic format provided by Virage Logic to Licensee which reflects the applicable Licensee purchase order and lists: (i) the Licensed Materials, including version number and quantity, licensed to Licensee under the Master License, (ii) the key server(s) and software required to implement the key server function, and (iii) the codes which Virage Logic provides to initialize use of the key server(s).

1.4	“FTP Server” shall mean the File Transfer Protocol server to be accessed by Licensee through the Internet.

2. Delivery

2.1	On the Effective Date of this Program Schedule and from time to time as additional Licensed Materials become available, Virage Logic will electronically deliver to Licensee by making the Electronic Deliverables specified herein, including any related Documentation, and the License Key(s) available on the FTP Server or via Electronic mail (E-Mail).

2.2	Virage Logic will electronically notify Licensee that the Electronic Deliverables are available on the FTP Server or via E-mail. Except for purposes of the warranty provisions in the Master License, such warranty provisions to become effective commencing on the date of actual download by Licensee, such electronic notification of the availability of the Electronic Deliverables shall constitute the shipment of goods to Licensee and Licensee’s receipt of such goods so long as electronic pickup is actually available to Licensee. Should electronic notification not be possible for technical reasons, facsimile or telephone notification will be made and such notification shall have the same force and effect as electronic notification.

2.3	Licensee shall be responsible for obtaining access to the Internet and retrieving the fulfilled order from the FTP Server or E-Mail. Licensee acknowledges that certain Internet connections and hardware capabilities are necessary to complete the electronic delivery. Licensee accepts the risk that electronic delivery may be slow and time-consuming for Licensee depending upon network traffic and reliability.

2.4	The parties agree that Virage Logic will only deliver the Electronic Deliverables electronically in a mutually agreed format, and shall not deliver in any tangible medium, including but not limited to, CD-ROM, tape, or paper.

2.5	Any Product Updates to the Electronic Deliverables to be provided to Licensee shall also be delivered electronically in the manner described above.

3. Payment

Any applicable payments shall be due and payable to Virage Logic in accordance with the payment terms set forth in the Master License and this Program Schedule.

4. Taxes

4.1	Virage Logic and Licensee anticipate that the electronic delivery of the Electronic Deliverables shall not be subject to a sales tax. In the event a sales tax is assessed, the tax provisions in the Master License shall apply.

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21. End-Use Statement: Licensee warrants and represents that the Licensed Materials will not be used by it, made available by it for use, or diverted by it to use in any activities directly or indirectly related to the design, development, production, stockpiling, testing or use of Weapons of Mass Destruction.

22. Master License: This Program Schedule is issued pursuant to the Master License identified above and the terms and conditions of the Master License are incorporated and made a part of this Program Schedule except as modified herein. This Program Schedule constitutes a separate License with respect to the Licensed Material(s) described herein. Licensee’s purchase order and any accompanying terms and conditions and Virage Logic’s quotation, acknowledgements and invoices that are in conflict with this Program Schedule or the Master License or both shall have no effect.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have caused this Program Schedule to be executed by their duly-authorized representatives as of the Effective Date of this Program Schedule.

Licensee:		Virage Logic Corporation

By:		By:

Name:		Name:

Title:		Title:

Date:		Date:

Address:	High Tech Campus 60	Address:	47100 Bayside Parkway

	5656 AG Eindhoven		Fremont, California 94538 USA

The Netherlands

Facsimile:	+31 40 27 29658	Facsimile:	510-360-8089

The following exhibits are hereby incorporated into this Program Schedule in their entirety:

Exhibit A – Quarterly Tape Out Declaration Form

Exhibit B – Fee Payment Schedule for Initial Term

Exhibit C – Licensed Materials during Initial Term

Exhibit D – Sublicense Royalty Terms

Exhibit E-1 – Terms and Conditions for AMD Products

Exhibit E-2 – Divested Company Master License Agreement and Program Schedule for AMD Products

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Exhibit B – Fee Payment Schedule for Initial Term

Program Schedule No. 001

Virage Logic shall invoice Licensee on or shortly after the applicable invoice date set forth in the table below. Payment will be forty-five (45) days net after the invoice date as set forth in the table below.

Due Date	Invoice Date	Payment Due Date 45 days net after invoice date	Invoice Amount
1st quarter	Closing	45 Days from Closing	***
2nd quarter	Closing + 1 quarter	45 Days net from invoice	***
3rd quarter	Closing+ 2 quarters	45 Days net from invoice	***
4th quarter	Closing+ 3 quarters	45 Days net from invoice	***
5th quarter	Closing+ 4 quarters	45 Days net from Invoice	***
6th quarter	Closing+ 5 quarters	45 Days net from invoice	***
7th quarter	Closing+ 6 quarters	45 Days net from invoice	***
8th quarter	Closing+ 7 quarters	45 Days net from Invoice	***
9th quarter	Closing+ 8 quarters	45 Days net from Invoice	***
10th quarter	Closing+ 9 quarters	45 Days net from Invoice	***
11th quarter	Closing+ 10 quarters	45 Days net from Invoice	***
12th quarter	Closing+ 11 quarters	45 Days net from Invoice	***
13th quarter	Closing+ 12 quarters	45 Days net from Invoice	***
14th quarter	Closing+ 13 quarters	45 Days net from Invoice	***
15th quarter	Closing+ 14 quarters	45 Days net from Invoice	***
16th quarter	Closing+ 15 quarters	45 Days net from Invoice	***

		Total of Invoice Amounts	$20,000,000

[At the time of Closing VIRL and NXP will define the actual dates related to the overview above.]

8
Confidential

Exhibit D – High-Level IP Block Sublicense Fee Terms

Program Schedule No. 001

1. License Fees: Licensee and Virage Logic shall negotiate in good faith and mutually determine the fee for any sublicense entered into pursuant to Section 2.1(b)(i) of the Master License on a case by case basis; provided that any such sublicense fee shall not be in excess of *** percent (***%) of the list price of the Licensed Materials embodied in the relevant High Level IP Block, unless such High Level IP Block contains only Seaware or ASAP memory (SRAM) and logic, in which case, the fee per project design at 40nm and above shall not exceed *** United States dollars (US$***) per such High Level IP Block.

2. Timing of Sublicense Fee Payments: Licensee shall notify Virage Logic promptly of its receipt of fees from a sublicense entered into pursuant to Section 2.1(b)(i) of the Master License. Licensee shall pay the fees due to Virage Logic in accordance with paragraph 1 of this Exhibit D within forty-five (45) days after Licensee’s receipt of fees from such sublicense.

9
Confidential

Exhibit E-1 – AMD Products Terms and Conditions

Program Schedule No. 001

In the event Licensee desires to access certain PCIe, Display Port and MIPI products (collectively, the “AMD Products”) that Virage Logic has licensed from Advanced Micro Devices, Inc. (“AMD”), Licensee shall comply with the following terms and conditions:

(a)	Licensee shall provide written notice of its intent to access the AMD Products, which notice shall be executed on behalf of Licensee by an NXP Program Manager (as defined in the Technology Services Agreement, dated as of the date hereof, by and between NXP and Virage Logic), and Licensor agrees to acknowledge such notice in writing within three (3) Business Days of delivery of such notice.

(b)	From and after the delivery of a notice pursuant to paragraph (a) above, Licensee covenants and agrees ***, direct or indirect customers or other sublicensees with respect to the AMD Products. It is understood and agreed that Licensee makes no covenant or agreement with respect to the AMD Products unless and until Licensee delivers the notice set forth in paragraph (a) above. Upon Licensee’s request from time to time, for purposes of complying with this letter agreement, Virage Logic will provide Licensee with a list of all of its direct and indirect customers and sublicensees and will provide reasonable assistance to Licensee in obtaining a list of AMD’s direct and indirect customers and sublicensees. For the purposes of this paragraph (b), (i) “Affiliate” means any entity that directly or indirectly controls, is controlled by, or is under common control with Virage Logic or AMD (where “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management or the policies of the entity, whether through the ownership of voting securities, by contract, or otherwise, including the direct or indirect ownership of 50% or more of a business entity, which shall be deemed to constitute control), and (ii) *** for *** (as defined in the Master License) *** any *** or other *** or *** to ***. Examples of *** include, without limitation, *** and any *** of any of the foregoing.

(c)	Licensee acknowledges that notwithstanding anything to the contrary in the Master License or the Program Schedule (including this Exhibit E-1 and Exhibit E-2), Licensee shall have no right to sublicense any AMD Products. In the event Licensee grants a sublicense of its rights to a Divested Company pursuant to Section 2.1(d) or (e) of the Master License, Virage Logic agrees to directly offer a license to the AMD Products in accordance with the form of Master License Agreement and Program Schedule in the form of Exhibit E-2 so long as (i) such AMD Products were used by the Divested Company at the time of divestiture or (ii) the license requested relates to AMD Products to be used in any product of the Divested Company that was contemplated in such Divested Company’s Roadmap.

(d)	Licensee further agrees that AMD has no obligation or liability to Licensee whatsoever under the Master License or this Program Schedule (including this Exhibit E-1 and Exhibit E-2), including, but not limited to, claims arising under warranty, indemnification for infringement of Intellectual Property Rights, or any other claim or cause of action.

10
Confidential

Exhibit E-2 – Divested Company Master License and Program Schedule for AMD Products

Program Schedule No. 001

[Parties have agreed to use the final MLA and Product Schedule without the warranty, indemnity or support provisions]